Exhibit 99.1

COMPANY CONTACT:	Investor Relations Contact: The Equity Group Inc.
Mark T. Behrman, President & CEO Cheryl Maguire, Senior Vice President & CFO	Fred Buonocore, CFA (212) 836-9607
(405) 235-4546

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES PROPOSED

PRIVATE OFFERING OF SENIOR NOTES

NET PROCEEDS EXPECTED TO BE USED FOR $20 MILLION IN ANTICIPATED CAPITAL EXPENDITURES

INTENDED TO ENHANCE MARGINS

Oklahoma City, Oklahoma – June 18, 2019 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced that it intends to offer, subject to market and other conditions, $35 million aggregate principal amount of its 9.625% Senior Secured Notes due 2023 (the “Notes”) for sale in a private placement to eligible purchasers. The Notes constitute a further issuance of the 9.625% Senior Secured Notes due 2023, of which $400 million aggregate principal amount was issued on April 25, 2018. The Notes will be guaranteed on a senior secured basis by all of LSB’s existing subsidiaries and by certain of LSB’s future domestic wholly owned subsidiaries.

LSB intends to use the net proceeds from this offering to fund approximately $20 million in anticipated capital expenditures over the next 12-18 months that are intended to enhance its margins, which may include product loading and unloading improvements, tank storage, capital to facilitate guest plant opportunities and efficiency projects to reduce fixed costs. The remaining net proceeds are expected to be used for general corporate purposes.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes are expected to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. This press release is being issued in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

Certain matters contained in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release, including regarding the offering of the Notes and the expected use of proceeds from such offering, may constitute forward-looking statements. Forward-looking statements include statements about LSB’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, (i) LSB’s business plans may change as circumstances warrant and the offering of the Notes may not ultimately be completed because of general market conditions or other factors or (ii) any of the risk factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Except as required by applicable law, we expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release.

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